UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 23, 2014 (May 19, 2014)

Good Times Restaurants, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On May 22, 2014, Good Times Restaurants, Inc. issued a press release announcing that it had received total gross proceeds of $3,091,000 related to the exercise of the Company's B Warrants and total gross proceeds of 1,146,000 related to the exercise of the Company’s A Warrants and it had incurred $80,000 of expenses to-date related to the exercise of all Warrants.   In August 2013, the Company issued 2,530,000 A Warrants and 2,530,000 B Warrants, including the underwriter’s exercise of their overallotment option for Warrants.   The B Warrants are for the purchase of 1,265,000 shares of the Company's common stock on or before May 16, 2014, with every two B Warrants exercisable for one share of common stock at an exercise price of $2.50.  The A Warrants are for the purchase of 2,530,000 shares of the Company’s common stock on or before August 16, 2018 at an exercise price of $2.75 and are callable by the Company beginning on August 17, 2014 subject to certain market price and trading requirements.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release dated May 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:  May 22, 2014

By:  /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press release dated May 22, 2014

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